UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
June 4, 2019

GoDaddy Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36904	46-5769934
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

14455 N. Hayden Road
Scottsdale, Arizona 85260
(Address of principal executive offices, including zip code)

(480) 505-8800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	GDDY	NYSE

Item 1.01 Entry into a Material Definitive Agreement
Senior Notes
On June 4, 2019, Go Daddy Operating Company, LLC (“GD OpCo”) and GD Finance Co, Inc. (“GD FinCo” and together with GD OpCo, the “Issuers”), each an indirect subsidiary of GoDaddy Inc. (the “Company”), entered into an indenture (the “Indenture”) by and among the Issuers, certain of the Company’s subsidiaries, as guarantors (the “Guarantors”), and Wells Fargo Bank, National Association, as trustee (the “Trustee”), relating to the issuance by the Issuers of $600.0 million aggregate principal amount of 5.250% Senior Notes due 2027 (the “Notes”). The Notes bear interest at a rate of 5.250% per annum on the principal amount thereof. Interest on the Notes accrues from June 4, 2019 and is payable semiannually in arrears on June 1 and December 1 of each year, beginning on December 1, 2019. The Notes will mature on December 1, 2027, subject to earlier repurchase or redemption as described below.
The Notes are senior unsecured debt obligations of the Issuers and are initially guaranteed on a senior unsecured basis by the same entities that guarantee obligations under the Issuers’ existing credit facility, including Desert Newco, LLC (“Holdings”) and certain subsidiaries of the Issuers.
Prior to June 1, 2022, the Issuers may redeem the Notes, in whole or in part, at a price equal to 100% of the principal amount thereof, plus a “make-whole” premium and accrued and unpaid interest, if any. On or after June 1, 2022, the Issuers may redeem the Notes, in whole or in part, at specified prices that decline over time, plus accrued and unpaid interest, if any. In addition, the Issuers may use the net cash proceeds of one or more equity offerings to redeem up to 40% of the aggregate principal amount of Notes prior to June 1, 2022 at a price equal to 105.25% of the principal amount thereof, plus accrued and unpaid interest, if any. Upon the occurrence of a change of control triggering event, as defined in the Indenture, the holders of the Notes may require the Issuers to repurchase their Notes for a cash purchase price equal to 101% of the principal amount of the Notes being repurchased, plus accrued and unpaid interest, if any.
The Indenture contains covenants that, among other things, limit the ability of Holdings, the Issuers and their restricted subsidiaries (as defined in the Indenture) to:

•	create, assume, incur or guarantee certain indebtedness,

•	create certain liens on their assets, and

•	consolidate or merge with, or convey, transfer or lease all or substantially all of Holdings’ and its subsidiaries’ assets, taken as a whole, to another person.
These covenants are subject to a number of important exceptions and qualifications set forth in the Indenture.
The Indenture provides for customary events of default, including, but not limited to, failure to pay principal and interest, failure to comply with covenants, agreements or conditions, and certain events of bankruptcy or insolvency involving Holdings, the Issuers and their significant subsidiaries. In the case of an event of default arising from specified events of bankruptcy or insolvency, all outstanding Notes under the applicable Indenture will become due and payable immediately without further action or notice. If any other event of default under the applicable Indenture occurs or is continuing, the applicable Trustee or holders of at least 30% in aggregate principal amount of the applicable series of outstanding Notes under the applicable Indenture may declare all the Notes of such series to be due and payable immediately.
The Trustee and/or its affiliates are lenders and/or agents under the Issuers’ existing senior secured credit agreement.
The description of the Indenture and the Notes is qualified in its entirety by reference to the text of the Indenture and form of Note, which are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.
Credit Agreement Amendment
On June 4, 2019, GD OpCo and GD FinCo (together, the “Borrowers”) entered into a Joinder and Amendment Agreement (the “Amendment”) to the Second Amended and Restated Credit Agreement dated as of February 15, 2017 (as amended, the “Credit Agreement”) by and among the Borrowers, Holdings, the guarantors party thereto, the lending institutions from time to time party thereto and Barclays Bank PLC, as Administrative Agent, Collateral Agent, Swingline Lender and Letter of Credit Issuer (the “Agent”).

The Borrowers and the Agent entered into the Amendment which, among other things, refinanced the Borrowers’ revolving credit facility by terminating the existing revolving commitments of $200 million in aggregate principal amount and providing for an aggregate principal amount of $600 million in new revolving commitments. Pursuant to the Amendment, the initial applicable margin (as defined in the Credit Agreement) for such new revolving commitments is (i) 1.50% for loans that are LIBOR Loans (as defined in the Credit Agreement) and (ii) 0.50% for loans that are ABR Loans (as defined in the Credit Agreement). The maturity date for the new revolving commitments is February 15, 2024.
The Amendment also amended the Credit Agreement to provide that the Compliance Period (as defined in the Credit Agreement) relating to the Borrower’s first lien secured leverage ratio occurs upon the utilization of at least 20% of the revolving facility, as opposed to the previous utilization level of at least 35%.
The description of the Amendment is qualified in its entirety by reference to the text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth under Item 1.01 above is incorporated herein by reference into this Item 2.03.
Item 5.07 Submission of Matters to a Vote of Security Holders

On June 4, 2019, the Company held its 2019 Annual Meeting of Stockholders (the “Annual Meeting”). Present at the Annual Meeting in person or by proxy were holders of 152,614,127 shares of the Company's capital stock, constituting a quorum for the transaction of business. The stockholders voted on the following proposals at the Annual Meeting:

1.	to elect three Class I directors to serve until the 2022 annual meeting of stockholders and until their successors are duly elected and qualified, subject to earlier death, resignation or removal;

2.	to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2019; and

3.	to approve named executive officer compensation in a non-binding advisory vote.

For more information about the foregoing proposals, see the Company’s proxy statement, filed with the Securities and Exchange Commission (the “SEC”) on April 25, 2019.

The voting results for each of the proposals are as follows:

1. Election of Directors

Nominee	For	Withheld	Broker Non-votes
Caroline Donahue	146,226,790	1,099,092	5,288,245
Charles J. Robel	106,242,866	41,083,016	5,288,245
Scott W. Wagner	114,017,817	33,308,065	5,288,245

Each director nominee was duly elected to serve until the 2022 annual meeting of stockholders and until his or her successor is duly elected and qualified, subject to earlier death, resignation or removal.

2. Ratification of Appointment of Independent Registered Public Accounting Firm

For	Against	Abstained
151,497,802	706,687	409,638

The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019.

3. Advisory Vote on Compensation of the Company’s Named Executive Officers

For	Against	Abstained	Broker Non-votes
141,918,342	4,961,621	445,919	5,288,245

The stockholders approved the compensation of the Company’s named executive officers.
Item 9.01    Financial Statements and Exhibits
(d)    Exhibits

Exhibit Number	Exhibit Description
4.1	Indenture, dated as of June 4, 2019, by and among Go Daddy Operating Company, LLC, GD Finance Co, Inc., the guarantors party thereto and Wells Fargo Bank, National Association, as trustee.
4.2	Form of 5.250% Senior Note due 2027 (included in Exhibit 4.1)
10.1
Joinder and Amendment Agreement, by and among Go Daddy Operating Company, LLC, GD Finance Co, Inc., the guarantors party thereto, the lenders party thereto and Barclays Bank PLC, as administrative agent, collateral agent, swingline lender and letter of credit issuer.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GODADDY INC.

Date:	June 7, 2019	/s/ Nima Kelly
Nima Kelly
Chief Legal Officer